EXHIBIT C
                                                                    ---------
                                 LEIDY HUB, INC.
                                  BALANCE SHEET
                                   (UNAUDITED)


                                                           At September 30, 1999
                                                           ---------------------

ASSETS
Current Assets:
  Cash                                                        $   96,186
  Notes Receivable - Associated Companies                        700,000
  Accounts Receivable - Associated Companies                       3,168
  Prepayments                                                      6,063
                                                              ----------
Total Current Assets                                             805,417
                                                              ----------

Property, Plant & Equipment                                        3,208
  Less:  Reserve for DDA                                          (3,171)
                                                              ----------
Net Property, Plant & Equipment                                       37
                                                              ----------

Other Assets:
  Investment in Ellisburg-Leidy
   Northeast Hub Co.                                             136,850
  Investment in Enerchange                                             -
  Other Deferred Debits                                            1,873
                                                              ----------
Total Other Assets                                               138,723
                                                              ----------

Total Assets                                                  $  944,177
                                                              ==========

LIABILITIES & STOCKHOLDERS EQUITY Capital Stock $1 Par:
  Authorized 4,000 shares issued
   and outstanding                                            $    4,000
  Paid-in-Capital                                              1,364,500
  Retained Earnings                                             (650,778)
                                                              ----------
Total Stockholders Equity                                        717,722
                                                              ----------

Current & Accrued Liabilities:
  Accounts Payable - Assoc. Companies                             20,391
  Federal Income Taxes Payable                                    80,328
  Other Accruals                                                   4,775
                                                              ----------
Total Current & Accrued Liabilities                              105,494
                                                              ----------

Accumulated Deferred Income Taxes                                120,961
                                                              ----------

Total Liabilities & Equity                                    $  944,177
                                                              ==========